UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2008
Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31711	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(214) 623-8446

Former name or address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Home Solutions of America, Inc (the “Company”) entered into Amendment Number 1 to Forbearance Agreement (the Amendment) with its lenders under its Revolving Credit Facility, Term Loan and Letter of Credit Facility (the “Credit Agreement”). Pursuant to the Amendment, the forbearance period was extended to August 1, 2008, provided the Company complies with the conditions and requirements set forth in the Amendment. These conditions and requirements include, but are not limited, to the following:

1)	The Company will deliver 100% of all accounts receivable collections to its lenders until satisfaction of the Pay-Off Conditions, as defined below.

2)	All obligations due and payable will be deemed to be satisfied upon the occurrence of the following conditions (the “Pay-Off Conditions”), provided that the Company shall be obligated to pay to the lenders under the Credit Agreement 70% of all recoveries resulting from the pursuit of any claims or causes of action against Mr. Brian Marshall and⁄or any entities related to, or affiliated with, him or by which he was employed in any capacity (net of actual, reasonable costs of collection).

a)	During the period commencing on May 19, 2008 and ending on August 1, 2008, the Company shall have made minimum interim aggregate cumulative reductions of principal of $1,150,000 within twenty-four (24) hours of the execution of this Amendment; $3,500,000 by June 15, 2008; $5,450,000 by July 1, 2008; $6,950,000 by July 15, 2008; and $10,500,000 by August 1, 2008. Assuming the Company complies with all Pay-Off Conditions, the Company will have effectively settled the total amount of debt outstanding under their credit facility, debt that approximated $36.2 million, for $10.5 million.

b)	The Company shall have remitted all fees and expenses owing pursuant to the Credit Agreement.

c)	The Company shall have canceled or replaced all letters of credit issued pursuant to the Credit Agreement.

d)	The Company shall have issued to its lenders 700,000 warrants with an exercise price of $1.00, 700,000 warrants with an exercise price of $1.50 and 700,000 warrants with an exercise price of $2.25 (collectively the “Warrants”). The Warrants will expire seven years from the date of their issuance.

3)	Availability under the Revolving Credit Facility will be terminated along with certain reporting requirements.

4)	The Company will obtain commitments for third party financing in an amount not less than $2,500,000.
A copy of Amendment Number 1 to Forbearance Agreement has been included as Exhibit 4.2 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibit

4.2	Amendment Number 1 to Forbearance Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
Date: June 9, 2008	By:	/s/ James M. Grady
		Name:	James M. Grady
		Title:	Interim Chief Financial Officer

Exhibit Index

4.2	Amendment Number 1 to Forbearance Agreement